EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated February 7, 1997 included in Columbia Laboratories, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.





ARTHUR ANDERSEN LLP

Miami, Florida,
   August 15, 1997.